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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 13, 1996
                Date of Report (Date of earliest event reported)

                         Commission File Number: 0-19281

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   54-1163725
                        (IRS Employer Identification No.)

                             1001 North 19th Street
                            Arlington, Virginia 22209
                     (Address of principal executive office)

                         Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)



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Item 5.           Other Events.

                  On November 12, 1996, The AES Corporation (the "Company") announced that it signed a definitive agreement with AES China Generating Co. Ltd. ("Chigen") whereby the Company will acquire Chigen's approximately 8.2 million outstanding Class A shares of Common Stock, subject to the approval of the Chigen public shareholders. Incorporated herein by reference in Exhibit 20.4 attached hereto are details of the amalgamation.


Item 7.           Financial Statements and Exhibits.

                  The following is filed as an Exhibit to this Report.

                  Exhibit Number 20.4

                  Description

                  News Release Announcing the Agreement Between the Company and Chigen Whereby the Company will Acquire the Chigen's Publicly Held Shares in Exchange for AES Shares.



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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AES Corporation
(Registrant)



BY:      WILLIAM R. LURASCHI
         --------------------------
         WILLIAM R. LURASCHI
         GENERAL COUNSEL AND SECRETARY

Dated:  November 13, 1996

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EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION


20.4           News  Release  Announcing  the  Agreement  Between  the
               Company and Chigen Whereby the Company will Acquire the Chigen's Publicly Held Shares in Exchange for AES Shares.